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                                                                Exhibit 10.xxxiv


                     SPLIT-DOLLAR LIFE INSURANCE AGREEMENT
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     THIS SPLIT-DOLLAR LIFE INSURANCE AGREEMENT (this "Agreement") is made, entered into and effective for all purposes this 20th day of May, 1998, by and between (i) FEDERAL REALTY INVESTMENT TRUST, an unincorporated Business Trust organized under the laws of the District of Columbia ("FRIT"), (ii) THE RONALD
D. KAPLAN FAMILY TRUST, a trust organized under the laws of the State of Maryland (the "Trust") acting by and through its Trustees, Lauren Heyman and Justin Heyman (collectively, the "Trustee"), and (iii) RONALD D. KAPLAN ("Executive").

     WHEREAS, Executive is the Senior Vice President - Capital Markets and Chief Investment Officer of FRIT and FRIT desires to provide life insurance protection for the Executive's family under certain circumstances, as described herein;

     WHEREAS, Executive and FRIT have entered or intend to enter into agreements related to employment and severance, as amended (the "Employment Agreement"), whereby certain events described herein are more fully defined: and

     WHEREAS, the parties hereto desire to split the ownership rights, premiums and cash surrender value with respect to a certain life insurance policy, subject to the terms and conditions more specifically set forth herein.

     NOW, THEREFORE, in consideration of the foregoing, of the mutual promises hereinafter set forth and of other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, do hereby agree as follows.

     1.   Description of Policy.  The life insurance policy described in and
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subject to the terms of this Agreement is that certain life insurance policy
No.______ (the "Policy") issued by Massachusetts Mutual Life Insurance Company (the "Insurer") insuring the Executive.

     2.   Ownership of Policy.  Except as otherwise provided in this Agreement,
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the Trust shall be the sole and absolute owner of the Policy, and shall retain all rights and privileges of ownership with respect thereto. Notwithstanding the foregoing, the Trust shall not borrow against the cash surrender value of the Policy (the "Cash Surrender Value").

     3.   Payment of Premiums.
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     A.   FRIT shall pay the annual premium on the Policy for a period of seven
(7) years to the Insurer for the Policy; which payment shall be made on or before the due date of each premium payment on the Policy, or within the grace period with respect thereto. Notwithstanding the preceding sentence, during such seven (7) year period, the Trust shall contribute not less

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than the greater of (i) the amounts set forth in Exhibit A attached hereto, or
(ii) the amounts equal to the Economic Benefit, as defined in Revenue Rulings 64-328 and 66-110 promulgated by the Internal Revenue Service.

     B. After such seven (7) year period, the Trust shall have the option, but not the obligation, to continue making all or any portion of the contributions described in subparagraph 3A.

          C. All optional contributions made by the Trust after the seventh year shall be deemed to be reimbursements made by the Trust to FRIT.

     4.   Collateral Assignment of Policy. Simultaneously with the execution of
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this Agreement, the Trust and FRIT shall enter into a Collateral Assignment
Agreement (the "Collateral Assignment"), substantially in the form of Exhibit B attached hereto and made a part hereof.

     5.   Promissory Note.  Upon the occurrence of an event described in
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subparagraphs 6A(5) or 6A(7) below, the Trust shall deliver a Promissory Note payable to the order of FRIT, substantially in the form of Exhibit C attached hereto and made a part hereof (the "Note"), in the amount described in subparagraphs 6A(5) or 6A(7) hereof, as the case may be. Amounts payable under the Note will be guaranteed by a personal guaranty to be delivered by the Executive dated of even date with such Note, substantially in the form of Exhibit D hereof (the "Guaranty").

     6.   Termination of Agreement.
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          A.   This Agreement shall terminate upon the earliest to occur of any of the following events:

               (1) the death of the Executive;

               (2) the close of the fifteenth (15th) year of the Policy;

               (3) the cancellation or surrender of the Policy by the Trust;

               (4) the termination by FRIT of Executive's employment for Cause (as defined in the Employment Agreement), unless there has been a Change in Control of FRIT (as defined in the Employment Agreement) within six (6) months of the termination by FRIT of the Executive's employment;

               (5) the termination of Executive's employment by FRIT without Cause, if the Executive has been employed by FRIT for less than five (5) years as of the date of the termination of Executive's employment;

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               (6) the resignation and/or retirement, for any reason other than
Disability (as defined in the Employment Agreement), of the Executive, unless there has been a Change of Control of FRIT within six (6) months of the resignation and/or retirement;

               (7) the (i) resignation, (ii) retirement of the Executive, or
(iii) termination of Executive's employment by FRIT; within six (6) months of a Change of Control of FRIT, if the Executive has been employed by FRIT for less than five (5) years as of the date of the Change in Control; or

               (8) the unilateral termination of this Agreement by the Trust.

          B. If this Agreement is terminated pursuant to paragraph 6A(1) hereof, FRIT and the Trust shall promptly take all actions necessary in order to collect the death benefits payable under the Policy. Such death benefits shall be distributed as follows:

               (1) FRIT shall be entitled to receive that portion of the death benefits payable under the Policy which is equal to the aggregate amount of premiums paid by it under this Agreement, pursuant to paragraph 3 herein (less any prior reimbursements, if any, made by the Trust).

               (2) The balance, if any, of the death benefits provided under the Policy shall be paid directly to the Trust, as beneficiary under the Policy.

               (3) The payment from the Insurer to FRIT of the amount described in paragraph 6B(1) hereof shall constitute full and complete satisfaction of the obligations of the Trust under this Agreement. Upon receipt of this amount, FRIT shall execute any and all documents required by the Insurer or otherwise necessary to effect a release of the Collateral Assignment.

          C. If this Agreement is terminated pursuant to paragraphs 6A(2), 6A(3), 6A(4), 6A(6) or 6A(8) hereof, the Trust shall have the obligation to repay FRIT within sixty (60) days after the date of termination, an amount equal to the aggregate amount of premiums paid by FRIT pursuant to paragraph 3 herein (less any prior reimbursements, if any, made by the Trust). Thereafter, the Trust shall become the sole owner of the Policy, and FRIT shall execute and deliver to the Trust any and all documents required by the Insurer or otherwise necessary to effect a release of the Collateral Assignment.

          D. If this Agreement is terminated pursuant to paragraphs 6A(5) or 6A(7) hereof, the Trust shall have the obligation to repay FRIT within sixty
(60) days after the date of termination, an amount equal to the aggregate amount of premiums paid by FRIT pursuant to paragraph 3 herein (less any prior reimbursements, if any, made by the Trust), in the form of a Promissory Note, pursuant to paragraph 5 above. The Trust shall become the sole owner of the Policy and FRIT and the Trust shall terminate the Collateral Assignment and shall execute and deliver to the Trust any and all documents required by the Insurer or otherwise necessary to effect a release of the Collateral

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Assignment.  Upon the payment of all amounts due under the Note, FRIT shall execute and deliver to the Trust any and all documents necessary to effect a cancellation of the Note and the Guaranty.

     7.   Disability of Executive.  Upon the resignation and/or retirement of
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the Executive as a result of his or her Disability, FRIT's obligation to pay such amounts toward the premiums on the Policy pursuant to paragraph 3 of this Agreement shall continue for as many years remaining in the seven (7) year period set forth in paragraph 3, as are equal to the number of full calendar years the Executive has been employed by FRIT at the time of his resignation and/or retirement. Thereafter, upon the happening of an event described in paragraph 6A(1), the rights and obligations of the Trust and FRIT shall be as set forth in paragraph 6B of the Agreement; or, upon the happening of an event described in paragraph 6A(2), 6A(3) or 6A(8), if sooner, the rights and obligations of the Trust and FRIT shall be as set forth in paragraph 6C of the Agreement.

     8.   Insurer Not a Party.  Insurer shall be fully discharged from any and
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all liability under the Policy upon payment of the death benefits payable under the Policy or performance of its other obligations in accordance with the terms and conditions of the Policy. In no event shall Insurer be deemed to be a party to this Agreement, or any modification or amendment hereof.

     9.   Amendment of Agreement.  This Agreement may not be amended, altered or
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modified, except by a writing signed by all of the parties to this Agreement.

     10.  Assignment of Agreement.  Subject to the terms of the Collateral
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Assignment and the provisions of paragraph 2 hereof, the Trust shall have the right at any time to assign or transfer any or all of its interest in the Policy and this Agreement to any person or entity, by execution of a written assignment delivered to FRIT and to Insurer.

     11.  Trustee Not Liable.  The parties hereto hereby acknowledge that the
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Trustee shall act hereunder solely as the trustee for the Trust, and shall not be personally liable or responsible in any manner whatsoever for any amounts payable by any party hereunder.

     12.  Benefits and Burdens.  This Agreement shall be binding upon, and shall
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inure to the benefit of, (i) FRIT and the Trust, and their successors and assigns, and (ii) the Executive, and his executors or administrators, heirs, legatees, assigns and personal and legal representatives.

     13.  Notices.  Any and all notices provided for herein shall be sufficient
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if in writing, and sent by recognized overnight courier or hand delivery (with receipt therefor) or by certified or registered mail (return receipt requested and first-class postage prepaid), as follows: (i) in the case of FRIT, to its principal office, (ii) in the case of Executive, to his address as shown on FRIT's records, and (iii) in the case of the Trust, to the Trustee c/o Lauren Heyman, 7909 Greentree Road, Bethesda,
Maryland 20817.

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     14.  Severability.  The provisions of this Agreement shall be deemed
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severable, and the invalidity or unenforceability of any one or more of the provisions hereof shall not affect the validity and enforceability of the other provisions hereof.

     15.  Headings.  The headings or other captions contained in this Agreement
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are for convenience of reference only and shall not be used in interpreting, construing or enforcing any of the provisions of this Agreement.

     16.  Governing Law.  This Agreement shall be governed by the laws of the
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State of Maryland, without giving effect to its conflict of laws provisions, except to the extent preempted by Federal law.

     17.  Liability of FRIT.
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          A.   The financial obligations of FRIT under this Agreement shall be limited to the payment of premiums described in paragraph 3 above, and FRIT does not have or assume any liability or responsibility with respect to the obligations of the Insurer under the Policy or otherwise. Without limiting the generality of the foregoing, it is specifically provided that in the event of insolvency or other default of payment by either the Insurer or the Trust, FRIT shall have no responsibility to make any payment to the Trust, the Executive or any other person or entity. Any person or entity claiming entitlement to payments under the Policy may look only to the assets of the Insurer, and any person or entity claiming entitlement to payments under the Trust may look only to the assets of the Trust.

          B. The name "FEDERAL REALTY INVESTMENT TRUST" refers to the Trustees of FRIT, as Trustees, but not individually or personally, under a Third Amended and Restated Declaration of Trust on file in the office of the Recorder of Deeds of the District of Columbia, which Declaration provides that neither the shareholders nor said Trustees, or any officer, employee, representative or agent of FRIT shall be personally liable for the satisfaction of obligations of any nature whatsoever of FRIT. Accordingly, in addition to the other limitations on liability set forth herein, specifically, subparagraph 17A above, Executive and Trust agree to look solely to FRIT's trust property for the satisfaction of any claim arising from this Agreement and shall not seek to impose personal liability on any shareholder, Trustee, officer, employee, representative or agent of FRIT.

     18.  Entire Agreement.  This Agreement and the Exhibits hereto set forth
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all of the promises, agreements and understandings of the parties hereto with respect to the matters described herein, and there are no promises, agreements or understandings, oral or written, express or implied, between them with respect to such matters other than as set forth herein. Any and all prior promises, agreements and understandings between the parties hereto with respect to the matters described herein are hereby revoked.

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     19.  Counterparts.  This Agreement may be executed in two or more
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counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, FRIT, the Trust and Executive have executed this Agreement as of the day and year first above written.

                               FEDERAL REALTY INVESTMENT TRUST,
                               an unincorporated Business Trust organized under the laws of the District of Columbia


                               By:____________________________
                                  Title:

                               TRUST:
                               -----

                               THE RONALD D. KAPLAN FAMILY TRUST


                               By:____________________________
                                  Lauren Heyman, Trustee

                               By:____________________________
                                  Justin Heyman, Trustee

                               EXECUTIVE:
                               ---------
                               _______________________________
                               Ronald D. Kaplan

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